Exhibit 99.2

LSEB INVESTOR PRESENTATION Updated March 2023

BUSINESS OVERVIEW LSEB Creative Corp., a Wyoming corporation, has a vision to become a leading retailer in the global luxury fashion industry. With innovation and uncompromising quality at the forefront of our business, we plan to build a brand roster that tells a story of classic romance through modern expression. Our model is built on the foundation of reimagining fashion and catering to the new world. We support our brands in becoming global leaders by nurturing creative expression and social responsibility. In the following presentation, you will gain key strategy and insigts for the LSEB Creative Company and its brand, Lauren Bentley Swimwear. LAUREN BENTLEY SWIMWEAR With our first operating, Lauren Bentley Swimwear, launching in Summer 2023, the Company has already aligned itself for longterm success and recognition.

LAUREN BENTLEY CEO, LSEB Creative Corp. Lauren Bentley leads our design efforts and plays a central role in both brand and corporate strategy. After graduating with an Advanced Diploma in Fashion Business Management, Lauren quickly climbed the ladder of her career, gaining key experience in the areas of wholesale, product development, sourcing, and finance. Lauren brings essential industry experience and relationships to our efforts. JORDAN STARKMAN CFO, LSEB Creative Corp. Jordan Starkman brings over twenty years experience in sales, financial consulting, and investor and client relations to his role with the Company. Having incubated OTC public companies Rimrock Gold Corp., Health Advance Inc. and more, Jordan is well verserd in the processes and know-how needed to run a successful entity. Jordan holds a BA in Statistics from the University of Western Ontario.

Market Trends SWIMWEAR INDUSTRY With the swimwear market forecasted to grow at a CAGR of 6.2% from 2018 to 2024, it is clear that consumers are not only willing to invest in swimwear goods, but are seeking new brands and product assortment. LUXURY INDUSTRY The luxury swimwear market is forecasted to expand at a CAGR of 5.8% between 2021 and 2028, reaching USD 31.1 billion. Recently, luxury e-commerce platforms, such as Farfetch and Matches, have increased their women’s swimwear offerings from anywhere between 288 – 349%. SOCIAL / ECO RESPONSIBILITY There is an increasing awareness around apparel manufacturing’s adverse environmental affects and poor ethical practices. In a 2019 survey, around 66% of respondents said that they consider sustainability when purchasing a luxury product. This awareness and prioritization are only expected to increase moving forward. TECH AND THE METAVERSE The metaverse is now becoming a reality, as current technologies combine to reshape creativity. It is expected that revenue could reach $400bn by 2025, giving all industries, from Fashion to Health and Wellness, a new landscape to explore advertising and sales opportunities in.

The Brand LAUREN BENTLEY SWIMWEAR Lauren Bentley Swimwear is a specialty retailer, offering men and women elevated swimwear designs, constructed with superior quality materials and craftsmanship. CONCEPT By offering a new concept to swimwear; gender-coordinating collections that allow the wearer to look and feel empowered, partnered or individually, we will capture an untouched, sought- after space within the market.

TARGET MARKET DEMOGRAPHIC Females 30-39 years and males 35-44 years; Millennials and Generation X Single, married, or with long-term partner/fiancé Lives in a 1-2 income family, with an annual household income of $160,000 – 350,000 USD Often an entrepreneur or established as a senior role in a corporate company. Working in business, fashion, marketing, tech, or a related field GEOGRAPHIC • Urban areas internationally Living in an 1200+ square-foot condo/penthouse in the downtown core of a city, or in 3+ bedroom home in the suburbs PSYCHOGRAPHIC Self-motivated, business-minded individuals, who place importance on self-presentation, their relationships, and discovering the “finer things” Hobbies include learning new technologies, reading, yoga and fitness, nutrition, traveling, shopping, and discovering new restaurants Appreciates high-fashion but is also mindful of quality, sustainability, and the overall value of a garment and are willing to pay for these attributes Travels often whether it be for business or pleasure and are willing to spend money on experiences.

1 - 5 YEAR PLAN

This overview helps to outline our growth strategy and projected sales over the first five years of business.

	Overall Business	Product	Distribution	Marketing	Sales		
1 YEAR	**Entering the market:** Marketing will be our key area of focus: building brand recognition, driving traffic and sales conversions	3 **Collections** **Categories:** Mens swim Wmns swim Wmns cover-ups	2 **Channels:** **Primary:** Ecommerce **Secondary:** In-season selling to select e-tailers	5 **Channels:** SEO Socials Email Print Influencer	100% Growth	6000 Units	60 - 70 % Sell Through
3 YEAR	**Growth:** Building customer loyalty and increasing our wholesale partnerships will be of importance in years 2-4	5 **Collections** **Categories:** All listed above + Mens daywear Wmns accessories	3 **Channels:** **Primary:** Ecommerce **Secondary:** E-tailers, select retailers (department and boutique)	5 **Channels:** Socials Email Print Affiliate Public Relations	100% Growth	12,000 Units	70 - 80 % Sell Through
5 YEAR	**Maturity:** Expanding our product offering and enhancing the customer experience will be key to solidifying our market share and the longevity of the brand	8 **Collections** **Categories:** All listed above + Mens loungewear Wmns loungewear Fragrance	4 **Channels:** **Primary:** Ecommerce, flagship bricks and mortar store **Secondary:** E-tailers, select retailers (department and boutiques)	5 **Channels:** Socials Email Print Public Relations Product Placement	50% Growth	18,000 Units	70 - 80 % Sell Through

Collection LAUNCH COLLECTION Our initial collection is comprised of elevated swimwear essentials for men and women. By offering each style in a range of fashion colors, staple colors, and various interpretations of an original print, the collection embodys luxury and versatility. Each garment was developed with precision, ensuring superior fabrics and trims, craftsmanship, and fit and function. Totaling 44 SKUs, women are offered a selection of nine styles in four colorways, and men two styles in two inseam lengths, each in two colorways.

PRODUCT KEY SILHOUETTES Womens Mens

OUR PROGRESS Our initial collection has been designed, developed, and sourcing has been completed. We are currently working with our manufacturer on developing and perfecting fitting samples. This is an important and tedious process, which we will be completed by March 2023. Once prototypes meet our standards and vision, we will move into bulk production with our manufacturer. Then, our focus will be on executing marketing strategies. OUR MANUFACTURER The manufacturer we have partnered with for our launch collection is a renowned company, who develops and produces goods for key players in both swimwear and the luxury retail market. In addition to working with revolutionary technologies, such as 3D and laser, our manufacturer is dedicated to ecological and social responsibilities, far surpassing their competitors. Some certifications our manufacturer holds includes The Global Standard for Organic Textiles (GOTS), 100% Green Energy, Global Recycled Standard (GRS), Recycled Claim Standard (RCS)

DISTRIBUTION OUR PLAN Our brand, Lauren Bentley Swimwear, plans to utilize a multi-channel distribution strategy, which will include both B2B and B2C relationships. The brand will be launched and sold online initially via our ecommerce website, which will ensure our highest profitable margins and allow immediate access for the consumers. Following launch, we will hone in on relationships previously nurtured and held by Lauren, to create opportunities in additional distribution channels, such as wholesale. Ecommerce inventory storage and order fulfillment may take place from our current facilities to optimize cost, space, and time. Alternatively, we are exploring the option of partnering with a third-party logistics company (3PL), who would store our goods and fullfill customer orders as they are placed. This option would streamline this distribution process, resulting in increased fulfillment speed and efficiency. If we were to take this route, we would look at housing half of our bulk production goods in Europe and half in North America; our identified key markets, to optimize shipping costs and time.

Lauren Bentley Swimwear LAURENBENTLEYSWIM.COM Our website has been designed as an extension of our brand identity and interest in community. Keeping consumer ease top- of-mind, our website focuses on easy navigation, eye-catching visuals, and comprehensive fit guides. ECOMMERCE With the retail landscape evolving at a rapid pace due to the pandemic, social responsibility movements, and technological trends and advancements, we have decided to launch Lauren Bentley Swimwear solely online initially. Not only will this allow us to minimize risk and maximize profits, but it will also allow us to track consumer shopping habits and preferences prior to entering additional distribution channels. All while offering our target market a convenient and efficient shopping experience.

MARKETING BUILDING BRAND RECOGNITION Strategic communications are central to building and reinforcing our brand. With the help of our third-party marketing agency, we have developed our branding package and ecommerce platform, which will be key in building recognition upon launch. Following launch, pursuing our marketing plan will be a combined effort of our in-house team and and marketing agency.

STRATEGIES COMPETITIVE PRICING Upon launch, the brand will follow a competitive pricing strategy; the process of selecting strategic price points to best take advantage of the market relative to competition. We understand the trials and tribulations that come with launching a new brand in a conglomerate-ruled industry. This competitive strategy will allow us to effectively reach our target market and establish unisons with our primary competitors. PROMOTION CHANNELS We have identified social media, email marketing, print marketing, and influencer marketing channels as our key avenues. These channels are most popular among our target market and will therefore translate into maximum ROI. Strategies and spending will be reviewed thoroughly and regularly upon launch to ensure our chosen channels remain optimal. SEARCH ENGINE OPTIMIZATION SEO will play a key roll in generating traffic and increasing our conversion rate upon launch. Stories Studio is well versed in SEO and will ensure our website copywrite and backend are rooted in keyword and metadata research. An additional tactic we will be implementing is to name our products by functional names, such as “Black Rouched Strapless One Piece”, which will lend to SEO. INITIAL MARKETS Our initial markets of focus will be Western Europe (including United Kingdom) and North America. It is clear in the overall fashion industry that North Americans look to Western Europeans for fashion inspiration. We plan to take advantage of this by focusing slight majority of our marketing efforts toward this segment.

CAMPAIGN Lead by our marketing agency, we will gain our initial marketing content from a photo and video shoot. The Mediterranean oozes sophistication and will be the perfect backdrop for our campaign. We will utilize two female models and one male model across three different locations; seaside, aboard a boat, and poolside at a luxury establishment. We realize that videography is nearly as important as photography in our social media driven world, which is why we will be shooting both imagery and video simultaniously on set. The agency brings years of expertise to the planning and on-set and post production of this project. This campaign will be the foundation of our marketing tactics, ensuring consistency accross all channels. Ultimately, this campaign will capture the essense of Lauren Bentley Swimwear.

FUTURE PLANS CATEGORY EXPANSION We intend to expand into additional product categories as our sales and brand recognition grow. Categories we are interested in entering are mens and womens daywear, accessories, loungewear, and fragrances. FABRICS AND TECHNOLOGIES While our core collection fabrics are of the highest standard and will remain iconic to our brand, we plan to offer assortment of fabrics to our customers. Technologically advanced materials and construction techniques will offer our customers options to expand their swimwear wardrobes. COLLABORATIONS Collaborating with brands in retail markets that differ from ours, such as suncare or jewellery, will allow us to reach new customer segments and further grow our brand recognition.

LSEB CREATIVE The Company, who is a reporting issuer with the SEC, has now commenced trading on the OTC Markets platform under the symbol “LSEB”. Becoming Public Becoming Public

SHARE STRUCTURE 12,569,000 TOTAL SHARES OUTSTANDING 8,100,000 INSIDERS OR AFFILIATES Held by Lauren Bentley (5.6M) and Jordan Starkman (2.5M) ZERO PREFERRED SHARES, WARRANTS, OR OPTIONS

Budget TO DATE The following chart represents the total capital raised thus far and where it’s been allocated. To date, we have raised $350,000USD*. Of this, $85,000USD* has been allocated towards the Company’s Registration Statement with the SEC and ongoing quarterly filings. The remaining $265,000USD* has primarily been allocated towards product development and bulk production. *All figures are rounded and therefore not exact. Production Cost 30% Professional Fees 24% Consulting Fees 9% Marketing 7% General Expenses 10% Other 7% Samples 3% Salary 10%

BUDGET LEGAL/ACCOUNTING 5% TRAVEL 3% GENERAL EXPENSES 2% MARKETING 26% INVENTORY 36% PRODUCT DEVELOPMENT 10% WORKING CAPITAL 10% SALARIES 8% GOING FORWARD The following chart represents our fundraising target going forward and where we plan for the funds to be allocated. We aim to raise $500,000USD going forward. *Please note that figures may change depending on actual funds raised.

Thank you